Exhibit 10.2
No. C-06-08-20

COOPERATION & NON-PATENT TECHNOLOGY LICENSE CONTRACT

Party A : Shaanxi Jialong High-tech Industrial Inc.

Party BæBeijing Flashow Media Co.,Ltd.

After friendly negotiation conducted in accordance with the principles of sincere cooperation and mutual benefit, Party A and Party B hereby conclude this contract on the use permit of Party B’s non-patent technology (FLASHOW) and the SP platform cooperation and jointly obey the following clauses:

Clause One. Entity Qualifications of the Parties

Party A : Shaanxi Jialong High-tech Industrial Inc., registered in Sub-No. 6 South Section of Taibai Road, Xi’an City, Shaanxi Province by legal represenative Zhang Jianjun, owning the Corporation Business Licnes number with 6100001011146 issued by Shaanxi Industrial and Commercials Administrative Burea , is a lawfully established enterprise.

Party B: Beijing Flashow Media Co.,Ltd. registered by legal representative Zhao Weidong in Room1708 Floor 17th Eastern Zone of Pacific International Mansion No 106 Zhi Chun Road, Hai Dian District, Beijing, owns the Corporation Business License numbered with 1101081740317(1--1)issued by Beijing Industry and Commerce Bureau; Value-added Telecommunication Business License with the serial number of B2—20050115 issued by Ministry of Information Industry of the People’s Republic of China and Telecommunication and Information Service Business License numbered with Jing ICP 041206 issued by Beijing Communication Management Bureau. The company is a legally-established and developing enterprise legal person

Clause Two. Licensed & Cooperated Objective

The licensed thechnology is the non-patent thechnology—FLASHOW legally owned by Party B. The cooperted objective shall be the SP platform legally owned by Party B.

FLASHOW is an intellectual proerty , developed by Party B, referring to all texts, images, audio, vedio and the overall related executive programs.

Clause Three. Licensed-Use Period and Way
Licensed-use and Cooperation Period: Commencing from August 20th, 2006 to August 20th, 2026.
Way: Ordinary Licensed-use Way

Clause Four. Proceee of Performing the Contract
1.
Since signing this contract, Party A shall arrange its affiliated company Along Mobile Technologies Inc. to issue 600,000 listed stocks in America to Party B, which shall be gone through all procedures within 30 days. The stock price shall be in accordance with the market price of the date on which all shares were successfully transacted. Party B shall offer relevant documents to Party A if needed.

2.	Within 10 days after signing the contract, Party B shall deliver all the information about the FLASHOW.
3.	Within the 20 days after signing this contract, Party A shall pay RMB5, 000,000.00Yuan to Party B.

Clause Five. Rights and Obligations of Party A
1. Party A has the right to use Party B’s FLASHOW technology according to the contracted way and do business by using Party B’s SP platform.
2. Party A shall obtain all income from Party B’s FLASHOW technology and SP platform (exclusive of the income of Party B occurred by this contract)
1.	Party A shall arrange its affiliated company Along Mobile Technologies Inc. to issue 600,000 stocks listed in America to Party B in accordance with the terms of the contract.
2.	Party A shall assure that the issued shares are conditional sales common stocks.
3.	Party A shall pay the cooperate fund on the stipulations of the contract.

Clause Five. Rights and Obligations of Party B
1.
Party B gurantees that it is in legal possession of FLASHOW technology and SP platform as well as their operation rights,which shall have no defects of right, or infringe any other third party rights and interests.

2.
After signing this contract, Party B shall disclose all its current operation businesses on the FLASHOW technology and SP platform; and shall notify and get the approval of Party A on its future operation activities on the FLASHOW technology and SP platform(include but not limited to sign contract with other parties). All needed contracts in the written, mails, Data electronic text forms shall be delivered to Party A for file. The fulfillment of the contract shall also be informed to Party A.

3. After signing this contract, Party A shall notify and inquire Party A’s opinions on its all company’s administrative activities on FLASHOW technology and SP platform (including but not limited to convene Shareholders’ Meeting, Board of Directors’ Meeting, Changing of Company’s important affaires and etc) in advance.
4. Party B shall keep an excellent cooperation relationship with China Unicom in the contract period and shall timely notify Party A the cooperation affairs.
5. Party B shall allow and cooperate with Party A to check its business process and related income concerning the FLASHOW technology and SP platform.
6. Party B shall set a special account (needs to be confirmed by Party A) for the operation use on the FLASHOW technology and SP platform. Party B’s finance personnel shall be selected and assigned by Party A, whose wages shall be born by Party A. The reserved specimen seal of Party B’s account shall include the seal of finance personnel. Party B shall also support and cooperate with the persons appointed by Party A.
7. The account number covered in all contracts on the FLASHOW technology and SP platform signed between Party B and other parties shall be the one of the item 5 of Clause Six of this contract.
8.Party B shall actively fulfil its duties stipulated in the contract signed with other parties which was permitted and recorded by party A ; and shall actively carry out the operations on FLASHOW technology and SP platform.

Clause Seven. Confidential Responsibility

The two parties shall have the obligations to keep the contract confidential and either party shall not disclose the contract content. The opposite party’s business secret and confidential information released by signing or performing this contract shall be kept them confidential.

Clause Eight. Liabilities for Breaching of the Contract
1.	If Party A fails to pay for the licensed-use fees to Party B in the contracted period, Party A shall pay 1% of the licensed-use fees as the violating fines.
2.
If the technology provided by Party B exists some blemishes or arises the tortious activities, all losses produced by this shall be born by Party B; and Party B shall bear the 1% of the licensed-use fees as the violating fines.

3. Both parties shall execute the contract according to the terms of this contract. Both parties shall bear all losses caused to the opposite party if it doesn’t perform the contract according to the contracted terms; and non-breaching party has the right to require the breaching party to continuing fulfill the contract.

Clause Nine. Disputes Settlement
The two parties shall implement the contract conscientiously after signing it. Any disputes shall be settled through the two parties’ negotiation, if such negotiation fails, it shall be solved by the court of Party A.

Clause Ten. Special Terms

All income produced by Party B’s FLASHOW technology and SP platform commencing from June 2006 (including June) shall be owned by Party A since the contract signing date.

Clause Eleven. Miscellaneous

The supplementary agreement shall enjoy the same legal force with the contract, and be the part of the contract.

The contract is writen in quadruplicationed , two copies for each party .

The contract shall come into force since the date of being signed ans sealed by both parties.

Attachment 1 shall be regarded a part of the contract.

Party A (Seal ):	Party B (Seal ):

Legal Representative :	Legal Representative :

Li Jianwei	Zhao Weidong

August 20th, 2006

Attachment 1: Businee License on Telecome Vallue-added Service of Beijing Flashshow Media Co.,Ltd.

Attachment 1
People’s Republic of China
License of Telecommunication Value-Added Business

License No. B2-20050115

Based on PRC Telecommunication Regulations and its correlative rules, the approval for Telecommunication Value-Added Business, according to content of the license (Text & Attachment), is formally executed for Beijing Flashow Media Co., Ltd.(the company). After review, and a regional license of telecommunication Value-Added Business is awarded the company.

Company Name: Beijing Flashow Media Co., Ltd.
Legal Representative: Zhao Weidong
Registered Capital: RMB 13,500,000
Registered Address: 17/F Room1708,
Pacific International Mansion East Section,
#106 Zhichun Rd., Haidian District
Beijing City
Business Category: Information Services within 2nd Category of Telecommunication
Value-Added Business (Excluding Fixed Net Tel Information Service)
Business Coverage: National
   (Services)      (Internet Information Services exclude News, Publication,
Education, Medical Care, Medicines, Medical Instruments and
Electronic Bulletine Service etc.)

Issuer:	Licensing Authority(Seal):

Licensing Date: April 8, 2005
Expiry: April 8, 2010